Exhibit 99.1

FOR IMMEDIATE RELEASE
Wednesday, December 5, 2018

Gannett Initiates Leadership Succession Process

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) (“Gannett” or “company”) today announced that President and Chief Executive Officer Robert J. Dickey has informed the company’s board of directors of his intention to retire. The board has initiated a succession process and has engaged an outside search firm, Egon Zehnder, to assist in evaluating both internal and external chief executive officer (“CEO”) candidates. Mr. Dickey will continue to lead the company as president and CEO during this process and has agreed to stay on until May 7, 2019, or, if earlier, until a successor is named.

Mr. Dickey said, “With the support of the nearly 17,000 employees across the company, we have created an organization well positioned to thrive in the years to come. By combining our local and national news organizations under the USA TODAY NETWORK to continue enhancing our delivery of quality journalism to audiences advertisers want to reach, and by acquiring marketing services businesses that enable us to offer best-in-class digital marketing services, we have created an organization that can serve the information needs of our communities while at the same time making us the partner that businesses trust with their marketing investments. In October, for example, the USA TODAY NETWORK reached more than 129 million unique visitors with over 40% between the ages of 21-44, positioning us as a leader across all age groups, while on the digital marketing side our client base and average revenue per client continue to grow. While the board undertakes its duty to plan for the future, I will continue working hard alongside my talented and dedicated colleagues to support Gannett’s leadership, continue our digital transformation and position our brands for long-term success.”

J. Jeffry Louis, chairman of the Gannett board of directors, said, “Succession planning is one of a board’s greatest duties, and we are embarking on a deliberate and thoughtful process to identify the next chief executive of Gannett. We will seek candidates who will support our culture and bring the skills, experience and integrity needed to ensure Gannett remains a news and digital marketing services leader. Under Bob’s leadership, Gannett has become the largest local-to-national media network in the country, and the award-winning journalism the network has produced has been extraordinary. Bob has also positioned Gannett at the forefront of the digital transformation through key acquisitions such as ReachLocal, SweetIQ and WordStream, which have enabled innovation and made the company a leader in providing robust advertising and marketing services sales solutions. We thank Bob for his 29 years of service to Gannett and are grateful for his continuing leadership in creating value for our customers and shareholders as we work to select his successor.”

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results or events to differ materially from those projected, anticipated or implied in the forward-looking statements, including the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K for fiscal year 2017 and in the company’s other SEC filings.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:
Stacy Cunningham
Vice President, Financial Analysis and Investor Relations
703-854-3168
investors@gannett.com

For media inquiries, contact:
Amber Allman
Vice President, Corporate Events & Communications
703-854-5358
aallman@gannett.com